                                                                      Exhibit 11

                             GENESIS HEALTH VENTURES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    THREE MONTHS ENDED JUNE 30, 1997 AND 1996
                 (in thousands, except share and per share data)


                                                                                 6/30/97           6/30/96
                                                                               ----------         ----------

Primary Earnings Per Share:

     Reported earnings before debenture conversion expense                     $    15,556        $    10,189

     Debenture conversion expense, net of tax                                                            ($98)

                                                                                ----------        -----------
     Reported net income                                                           $15,556        $    10,091
                                                                                ----------        -----------

     Weighted average shares & CSE's:                                           36,311,392         27,507,276
                                                                                ----------        -----------


     Primary EPS- before debenture expense                                     $      0.43        $      0.37
     Primary EPS - Debenture conversion expense                                          -                  -

                                                                               ===========        ===========
     Primary EPS - Net income                                                  $      0.43              $0.37
                                                                               ===========        ===========

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense                         $15,556            $10,189

     Debenture conversion expense, net of tax                                            -                (98)


                                                                                ----------        -----------
     Reported net income                                                           $15,556            $10,091
                                                                                ----------        -----------

       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                                               665

                                                                                ----------        -----------
     Adjusted net income                                                           $15,556            $10,756
                                                                                ----------        -----------

     Weighted average shares & CSE's:
         Common shares                                                          36,311,392         27,507,276
         Additional option shares                                                   76,597            111,696
         Convertible Debenture shares                                                               3,489,419

                                                                                ----------        -----------
         Total                                                                  36,387,989         31,108,391
                                                                                ----------        -----------


     Fully diluted EPS before debenture conversion expense                     $      0.43        $      0.35
     Fully diluted EPS - Debenture conversion expense                                    -                  -


                                                                               ===========        ===========
     Fully diluted EPS - Net income                                            $      0.43        $      0.35
                                                                               ===========        ===========


                             GENESIS HEALTH VENTURES
                 STATEMENT RE COMPUTATION OF EARNINGS PER SHARE
                    NINE MONTHS ENDED JUNE 30, 1997 AND 1996
                 (in thousands, except share and per share data)

                                                                                 6/30/97             6/30/96
                                                                             ----------------     --------------

Primary Earnings Per Share:
     Reported earnings before debenture conversion expense
         and extraordinary item                                                $    40,558        $    24,544
     Debenture conversion expense, net of tax                                                            (785)
     Extraordinary item, net of tax                                                   (553)

                                                                               -----------        -----------
     Reported net income                                                           $40,005            $23,759
                                                                               -----------        -----------

     Weighted average shares & CSE's:                                           35,563,491         25,438,335
                                                                               -----------        -----------

     Primary EPS before debenture conversion expense
         and extraordinary item                                                      $1.14              $0.96
     Primary EPS - Debenture conversion expense                                                        ($0.03)
     Primary EPS - Extraordinary item, net of tax                                   ($0.02)
                                                                               -----------        -----------
        change in accounting principle

     Primary EPS - Net income                                                        $1.12              $0.93

Fully Diluted Earnings Per Share:
     Reported earnings before debenture conversion expense
         and extraordinary item                                                    $40,558            $24,544
     Debenture conversion expense, net of tax                                                            (785)
     Extraordinary item, net of tax                                                  ($553)

                                                                               -----------        -----------
     Reported net income                                                            40,005             23,759
     Adjustments to net income:

       Interest expense, amortization and other costs
         related to the assumed conversion of the
         Convertible Debentures, net of tax                                            303              2,150


                                                                               -----------        -----------
     Adjusted net income                                                           $40,308            $25,909
                                                                               -----------        -----------

     Weighted average shares & CSE's:
         Common shares                                                          35,563,491         25,438,335
         Additional option shares                                                  125,807             55,000
         Convertible Debenture shares                                              585,590          3,865,526

                                                                               -----------        -----------
         Total                                                                  36,274,888         29,358,861
                                                                               -----------        -----------



     Fully diluted EPS before debenture conversion expense
         and extraoordinary item                                                     $1.13              $0.91
     Fully diluted EPS - Debenture conversion expense                                                   (0.03)
     Fully diluted EPS - Extraordinary item, net of tax                             ($0.02)

                                                                               -----------        -----------
     Fully diluted EPS - Net income                                                  $1.11              $0.88
                                                                               ===========        ===========
